Exhibit 99.1
NEWS RELEASE
For immediate release
Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Second Quarter 2009 Results
Stamford, CT — July 30, 2009 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $121.8 million, or $2.03 per diluted share, for the quarter ended June 30, 2009, compared to $65.2 million, or $0.99 per diluted share, for the quarter ended June 30, 2008. Operating income after tax (1) was $85.9 million, or $1.43 per diluted share, for the second quarter of 2009, compared to $35.5 million, or $0.54 per diluted share, for the second quarter of 2008. Included in second quarter 2009 net income available to common shareholders were after-tax net realized investment gains of $35.9 million, or $0.60 per diluted share, compared to after-tax net realized investment gains of $29.7 million, or $0.45 per diluted share, for the second quarter of 2008. For the six months ended June 30, 2009, net income available to common shareholders was $122.7 million, or $2.04 per diluted share, compared to $314.2 million, or $4.66 per diluted share, for the comparable period of 2008.
Highlights for the second quarter of 2009:
•	Shareholders’ equity of $3.14 billion as of June 30, 2009, an increase of $310.6 million, or 11.0%, compared to December 31, 2008, and a 15.7% increase compared to March 31, 2009;

•	Book value per common share(2) of $51.90 as of June 30, 2009, an increase of $6.53, or 14.4%, compared to December 31, 2008, and an increase of $8.10, or 18.5%, compared to March 31, 2009;

•	Total invested assets and cash of $8.1 billion as of June 30, 2009, an increase of $197.6 million, or 2.5%, compared to December 31, 2008; and

•	During the second quarter of 2009, 1.2 million shares of the Company’s common stock were repurchased and retired at an aggregate cost of $47.5 million; 532,000 shares of the Company’s common stock were repurchased and retired from July 1 through July 29, 2009 at an aggregate cost of $21.6 million.
Gross premiums written for the quarter ended June 30, 2009 were $511.4 million, compared to $566.2 million for the quarter ended June 30, 2008. Gross premiums written related to the Company’s worldwide reinsurance business decreased 10.3%, due largely to our non-U.S. dollar denominated business. Gross premiums written related to the Company’s insurance business decreased 8.4% compared to the quarter ended June 30, 2008. Net premiums written for the second quarter of 2009 were $459.8 million, an 8.7% decrease compared to second quarter 2008 net premiums written of $503.5 million.
The combined ratio for the second quarter of 2009 was 96.5%, compared to 98.7% for the second quarter of 2008. Results for the quarter ended June 30, 2009 reflect after-tax net current year catastrophe losses, principally related to our EuroAsia division, of $9.1 million, or $0.15 per diluted share, compared to $23.2 million, or $0.36 per diluted share, for the second quarter of 2008. For the six months ended June 30, 2009 and 2008, the combined ratio was 96.5% and 98.5%, respectively.
Net investment income amounted to $93.0 million for the second quarter of 2009, compared to $64.7 million for the second quarter of 2008. Net pre-tax realized investment gains were $55.2 million for the second quarter of 2009, compared to $45.6 million for the second quarter of 2008. Net pre-tax realized investment gains were reduced by $45.3 million and $0.3 million for the quarters ended June 30, 2009 and 2008, respectively, related to other-than-temporary write-downs of investments. Net unrealized investment gains, after tax, were $346.3 million at June 30, 2009, compared to $75.2 million at December 31, 2008.
For the quarter ended June 30, 2009, cash flow from operations was a negative $1.5 million, compared to positive cash flow from operations of $15.2 million for the quarter ended June 30, 2008.
In the second quarter of 2009, OdysseyRe paid a cash dividend of $0.075 per common share on June 30, 2009 to common shareholders of record as of June 16, 2009.

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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized investment gains or losses and the gain on redemption of preferred shares. Although realized investment gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

	Quarter ended (unaudited)
	June 30, 2009		June 30, 2008
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$121.8	$2.03	$65.2	$0.99
Less: Net realized investment gains, after tax	(35.9)	(0.60)	(29.7)	(0.45)

Operating income, after tax	$85.9	$1.43	$35.5	$0.54

	Six months ended (unaudited)
	June 30, 2009		June 30, 2008
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$122.7	$2.04	$314.2	$4.66
Less: Net realized investment losses (gains), after tax	28.7	0.47	(239.6)	(3.55)
Gain on redemption of preferred shares	(8.0)	(0.13)	—	—

Operating income, after tax	$143.4	$2.38	$74.6	$1.11

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred shares. The common shareholders’ equity is divided by our common shares outstanding at the end of each respective period to derive book value per common share, as reflected in the following table (in millions, except share amounts).

	June 30,	March 31,	December 31,
	2009	2009	2008

Total shareholders’ equity	$3,138.4	$2,713.7	$2,827.7
Less: equity related to preferred shares	77.2	77.2	94.4

Total common shareholders’ equity	$3,061.2	$2,636.5	$2,733.3

Common shares outstanding	58,980,352	60,194,029	60,242,949

Book value per common share	$51.90	$43.80	$45.37

# # #
A conference call to discuss the second quarter financial results will be held at 10:00 a.m. Eastern Time on Friday, July 31, 2009.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 215-7030 (domestic) or (913) 312-0648 (international); the passcode number is 1650124. A replay of the call will be available from 12:00 p.m. Eastern Time on Friday, July 31, 2009 until 11:59 p.m. Eastern Time on Sunday, August 9, 2009. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 1650124.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline

Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Mexico City. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol “ORH”.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,536,089 and $3,429,226, respectively)	$3,887,483	$3,594,278
Fixed income securities, held as trading securities, at fair value (amortized cost $670,287 and $474,465, respectively)	564,447	338,209
Redeemable preferred stock, at fair value (cost $108 and $510, respectively)	108	114
Equity securities:
Common stocks, at fair value (cost $1,773,151 and $1,628,611, respectively)	1,928,766	1,555,142
Common stocks, at equity	139,717	141,473
Short-term investments, at fair value (amortized cost $546,332 and $1,202,366, respectively)	546,325	1,202,360
Cash and cash equivalents	856,266	755,747
Cash and cash equivalents held as collateral	12,813	82,374
Other invested assets	154,133	222,841

Total investments and cash	8,090,058	7,892,538
Accrued investment income	82,548	66,575
Premiums receivable	486,894	496,418
Reinsurance recoverable on paid losses	61,993	82,999
Reinsurance recoverable on unpaid losses	739,213	690,171
Prepaid reinsurance premiums	93,515	94,797
Funds held by reinsureds	128,859	128,543
Deferred acquisition costs	135,190	139,069
Federal and foreign income taxes receivable	143,313	52,096
Other assets	188,446	83,303

Total assets	$10,150,029	$9,726,509

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,403,728	$5,250,484
Unearned premiums	692,503	701,955
Reinsurance balances payable	172,731	116,388
Funds held under reinsurance contracts	43,563	55,495
Debt obligations	489,340	489,278
Other liabilities	209,812	285,174

Total liabilities	7,011,677	6,898,774

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 and 2,000,000 Series A shares and 1,167,263 and 1,872,000 Series B shares issued and outstanding, respectively	32	39
Common shares, $0.01 par value; 500,000,000 shares authorized; 59,090,470 and 60,264,270 shares issued, respectively	591	603
Additional paid-in capital	542,077	614,203
Treasury shares, at cost (110,118 and 21,321 shares, respectively)	(4,065)	(795)
Accumulated other comprehensive income, net of deferred income taxes	354,752	82,421
Retained earnings	2,244,965	2,131,264

Total shareholders’ equity	3,138,352	2,827,735

Total liabilities and shareholders’ equity	$10,150,029	$9,726,509

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30,		Three Months Ended June 30,
	2009	2008	2009	2008
REVENUES
Gross premiums written	$1,066,308	$1,143,712	$511,388	$566,158
Ceded premiums written	127,522	122,410	51,581	62,676

Net premiums written	938,786	1,021,302	459,807	503,482
Decrease in net unearned premiums	11,703	5,664	20,664	12,056

Net premiums earned	950,489	1,026,966	480,471	515,538
Net investment income	160,427	137,824	92,966	64,696

Net realized investment (losses) gains:
Net realized investment gains	82,542	409,828	100,531	45,932
Other-than-temporary impairment losses	(126,706)	(41,203)	(45,332)	(301)

Total net realized investment (losses) gains	(44,164)	368,625	55,199	45,631

Total revenues	1,066,752	1,533,415	628,636	625,865

EXPENSES
Losses and loss adjustment expenses	639,494	712,304	321,903	360,054
Acquisition costs	190,848	213,193	97,844	105,046
Other underwriting expenses	87,127	86,395	44,022	43,620
Other (income) expense, net	(11,251)	19,210	(15,453)	8,114
Interest expense	15,903	17,437	7,818	8,394

Total expenses	922,121	1,048,539	456,134	525,228

Income before income taxes	144,631	484,876	172,502	100,637

Federal and foreign income tax provision (benefit):
Current	64,824	179,943	30,202	69,256
Deferred	(37,533)	(12,952)	19,169	(35,559)

Total federal and foreign income tax provision	27,291	166,991	49,371	33,697

Net income	117,340	317,885	123,131	66,940
Preferred dividends	(2,670)	(3,687)	(1,334)	(1,774)
Gain on redemption of Series B preferred shares	7,997	—	—	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$122,667	$314,198	$121,797	$65,166

BASIC
Weighted average common shares outstanding	59,150,960	66,435,956	58,929,288	64,832,570

Basic earnings per common share	$2.04	$4.67	$2.04	$0.99

DILUTED
Weighted average common shares outstanding	59,581,273	66,908,950	59,297,740	65,294,264

Diluted earnings per common share	$2.04	$4.66	$2.03	$0.99

DIVIDENDS
Dividends declared per common share	$0.150	$0.125	$0.075	$0.063

COMPREHENSIVE INCOME
Net income	$117,340	$317,885	$123,131	$66,940
Other comprehensive income (loss), net of tax	272,331	(55,879)	359,141	(51,832)

Comprehensive income	$389,671	$262,006	$482,272	$15,108

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Six Months Ended			Three Months Ended
	June 30,		%	June 30,		%
	2009	2008	Change	2009	2008	Change
GROSS PREMIUMS WRITTEN
Americas	$385,685	$364,174	5.9%	$190,388	$174,580	9.1%
EuroAsia	291,202	340,456	(14.5)	130,885	182,509	(28.3)
London Market	147,875	180,273	(18.0)	74,933	79,215	(5.4)
U.S. Insurance	241,546	258,809	(6.7)	115,182	129,854	(11.3)

Total	$1,066,308	$1,143,712	(6.8)%	$511,388	$566,158	(9.7)%

NET PREMIUMS WRITTEN
Americas	$377,614	$357,231	5.7%	$186,917	$171,968	8.7%
EuroAsia	278,122	327,473	(15.1)	124,536	176,625	(29.5)
London Market	113,692	140,531	(19.1)	61,205	56,464	8.4
U.S. Insurance	169,358	196,067	(13.6)	87,149	98,425	(11.5)

Total	$938,786	$1,021,302	(8.1)%	$459,807	$503,482	(8.7)%

NET PREMIUMS EARNED
Americas	$395,914	$378,097	4.7%	$200,711	$181,701	10.5%
EuroAsia	278,490	299,637	(7.1)	140,275	156,361	(10.3)
London Market	116,113	147,362	(21.2)	61,689	70,689	(12.7)
U.S. Insurance	159,972	201,870	(20.8)	77,796	106,787	(27.1)

Total	$950,489	$1,026,966	(7.4)%	$480,471	$515,538	(6.8)%

	Six Months Ended		Percentage	Three Months Ended		Percentage
	June 30,		Point	June 30,		Point
	2009	2008	Change	2009	2008	Change
LOSSES AND LOSS
ADJUSTMENT EXPENSES RATIO
Americas	64.8%	66.0%	(1.2)	69.4%	65.0%	4.4
EuroAsia	73.1	78.7	(5.6)	66.3	79.9	(13.6)
London Market	62.9	61.5	1.4	62.2	60.2	2.0
U.S. Insurance	66.4	67.5	(1.1)	66.0	69.8	(3.8)

Total	67.3%	69.4%	(2.1)	67.0%	69.8%	(2.8)

ACQUISITION COSTS AND OTHER
UNDERWRITING EXPENSES RATIO
Americas	31.4%	32.9%	(1.5)	31.7%	32.8%	(1.1)
EuroAsia	24.7	26.0	(1.3)	24.2	26.1	(1.9)
London Market	28.7	28.5	0.2	29.0	30.1	(1.1)
U.S. Insurance	32.4	27.5	4.9	33.8	25.3	8.5

Total	29.2%	29.1%	0.1	29.5%	28.9%	0.6

COMBINED RATIO
Americas	96.2%	98.9%	(2.7)	101.1%	97.8%	3.3
EuroAsia	97.8	104.7	(6.9)	90.5	106.0	(15.5)
London Market	91.6	90.0	1.6	91.2	90.3	0.9
U.S. Insurance	98.8	95.0	3.8	99.8	95.1	4.7

Total	96.5%	98.5%	(2.0)	96.5%	98.7%	(2.2)